Exhibit 99.1

Vycor Medical Releases Financial Results for the Three And Six Months Ended June 30, 2026

BOCA RATON, FL (August 14, 2026) – Vycor Medical, Inc. (“Vycor”) (OTCQB—VYCO), today announced financial results for the three and six months ended June 30, 2026.

The Company operates through two business units: Vycor Medical, which produces the ViewSite™ Brain Access System (VBAS) for neurosurgeons; and NovaVision®, a business in development which offers therapy programs to help patients recover from visual disorders after stroke or other brain injury.

Company Highlights

●	The Vycor Medical division revenues for the three months ended June 30, 2026 decreased by 17%, all of the decrease being from international markets; revenues for the six months ended June 30, 2026 decreased by 7%, the majority of the decrease being from international markets. International sales can often be lumpy with large orders sometimes falling in different quarters.

●	Operating profit for the three months ended June 30, 2026 and 2025 was $6,851 and $51,146 respectively, and operating profit for the six months ended June 30, 2026 and 2025 was $52,659 and $38,340 respectively.

●	Non-GAAP operating profit for the three months was $22,952 compared to $85,712 in the 2025 period and for the six months was $82,740 compared to $106,100 in the 2025 period.

●	During 2026 to date, three new peer-reviewed studies were published on the ViewSite Brain Access System (VBAS), bringing the total published peer reviewed clinical papers to 53, with an additional 14 other clinical papers. One was a case study on a complex pediatric tumor case, which particularly highlighted the effectiveness of integrating neuro-navigation systems with VBAS as “a paramount strategy for the surgical resection” of this type of lesion. The second was a retrospective study of 23 patients undergoing tumor resection, comparing outcomes of surgery using VBAS with outcomes using traditional or so-called blade retractors. The study highlighted the significantly fewer new neurological deficits at follow up for the tubular retractor group compared to the traditional blade retractor group, implying safer tumor resection using VBAS. The most recent paper reported on a retrospective single-center study of 29 consecutive adults undergoing minimally invasive suboccipital tubular resection using VBAS of previously untreated posterior fossa metastases; the study conclusion was that minimally invasive tubular resection enables effective decompression of relatively large posterior fossa metastases with low cerebrospinal fluid diversion rates.

Financial Results

For the three months ended June 30, 2026, the Company reported revenue of $418,264, a decrease of 16% over the 2025 period. The Vycor Medical division (VBAS) generated revenue of $401,224, a decrease of $80,564 (or 17%) over the 2025 period, with most of the decrease from international markets. Gross profit for 2026 was $327,225, a 19% decrease over 2025, generating a margin of 82% and 83%, respectively. The NovaVision division, which remains in development, generated revenues of $17,040 for the three months ended June 30, 2026, a 17% increase over the 2025 period.

For the six months ended June 30, 2026, the Company reported revenue of $876,804, a decrease of 6% over the 2025 period. The Vycor Medical division (VBAS) generated revenue of $841,665, a decrease of $58,643 (or 7%) over the 2025 period, the decrease equally split between US and international markets. Gross profit for 2026 was $686,265, an 8% decrease over 2025, generating a margin of 82% and 83%, respectively. The NovaVision division, which remains in development, generated revenues of $35,139 for the three months ended June 30, 2026, an 8% increase over the 2025 period.

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Revenue
Vycor Medical	$401,224	$481,788	$841,665	$900,308
NovaVision	17,040	14,565	35,139	32,423
	$418,264	$496,353	$876,804	$932,731
Gross Profit
Vycor Medical	$327,225	$401,783	$686,265	$743,581
NovaVision	17,220	13,488	33,333	30,224
	$344,445	$415,271	$719,598	$773,805

For the three months ended June 30, 2026 the Company reported non-GAAP Cash Operating Expenses of $321,492 compared to $329,559 in the 2025 period, and non-GAAP Operating Profit of $22,952 compared to $85,712 in the 2025 period. For the six months ended June 30, 2026 the Company reported non-GAAP Cash Operating Expenses of $636,858 compared to $667,705 in the 2025 period, and non-GAAP Operating Profit of $82,740 compared to $106,100 in the 2025 period.

Reconciliation of Non-GAAP Information

Non-GAAP Reconciliation

Management uses certain non-GAAP financial measures (including non-GAAP operating expenses and non-GAAP net loss and loss per share), which exclude non-cash depreciation of purchased assets and non-cash stock-based compensation. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

Three months ended June 30, 2026

On a GAAP basis for three months ended June 30, 2026 the Company reported Operating Expenses of $337,594, an operating profit of $6,851, a net loss of $(22,288) or $(0.00 per share.

Vycor’s GAAP operating costs for three months ended June 30, 2026 include non-cash depreciation of purchased assets ($16,101). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses for the three months ended June 30, 2026 were $321,492, non-GAAP operating profit was $22,952, and non-GAAP net loss was $(6,187) or $(0.00) per share.

Six months ended June 30, 2026

On a GAAP basis for six months ended June 30, 2026 the Company reported Operating Expenses of $666,939, an operating profit of $52,659, a net loss of $(164,365) or $(0.00) per share.

Vycor’s GAAP operating costs for six months ended June 30, 2026 include non-cash depreciation of purchased assets ($30,081). The Company is providing additional non-GAAP financial measures that exclude these charges and expenses, and reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

On a non-GAAP basis, taking into account these adjustments, operating expenses for the six months ended June 30, 2026 were $636,858, non-GAAP operating profit was $82,740, and non-GAAP net loss was $(134,284) or $(0.00) per share.

VYCOR MEDICAL, INC.
Consolidated Statements of Comprehensive Loss
(audited)

	For the three months ended June, 30		For the six months ended June, 30
	2026	2025	2026	2025

Revenue	$418,264	$496,353	$876,804	$932,731
Cost of Goods Sold	73,819	81,082	157,206	158,926
Gross Profit	344,445	415,271	719,598	773,805

Operating Expenses:
Research and development	-	4,201	-	9,963
Depreciation and amortization	14,883	14,881	28,863	29,761
Selling, general and administrative	322,711	345,043	638,076	695,741
Total Operating Expenses	337,594	364,125	666,939	735,465
Operating income	6,851	51,146	52,659	38,340

Other (Expense) Income
Interest expense: Related Party	(12,570)	(12,572)	(25,140)	(25,142)
Interest expense: Other	(13,264)	(12,862)	(26,403)	(26,001)
(Loss) gain on foreign currency exchange	(126)	1	(130)	2
Total Other (Expense)	(25,960)	(25,433)	(51,673)	(51,141)

Income (Loss) Before Provision for Income Taxes	(19,109)	25,713	986	(12,801)
Provision for income taxes	-	-	-	-
Net Income (Loss) from continuing operations	(19,109)	25,713	986	(12,801)
Loss from discontinued operations, net of tax	(3,179)	(1,826)	(3,166)	(1,875)
Net Income (Loss)	(22,288)	23,887	(2,180)	(14,676)

Preferred stock dividends	-	-	(162,185)	(162,185)
Net Loss Available to Common Stockholders	($22,288)	$23,887	($164,365)	($176,861)

Other Comprehensive Income (Loss)
Foreign Currency Translation Adjustment	(20)	-	(20)	-
Comprehensive Income (Loss)	($22,308)	$23,887	($2,200)	($14,676)

Income (Loss) Per Share - basic and diluted
Income (Loss) from continuing operations	($0.00)	$0.00	($0.00)	($0.01)
Loss from discontinued operations	($0.00)	($0.00)	($0.00)	($0.00)
Income (Loss) available to common stockholders	($0.00)	$0.00	($0.00)	($0.01)

Weighted Average Number of Shares Outstanding – Basic and Diluted	33,372,796	33,372,796	33,372,796	33,372,796
Weighted Average Number of Shares Outstanding – Diluted	33,372,796	38,667,862	33,372,796	33,372,796

VYCOR MEDICAL, INC.
Non-GAAP Reconciliation of Operating Loss and Net Loss
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2026	2025	2026	2025

GAAP Operating Expenses	$337,593	$364,125	$666,939	$735,465

Non-cash depreciation of purchased assets (1)	(16,101)	(16,251)	(30,081)	(31,131)
Non-cash stock-based compensation (2)	-	(18,315)	-	(36,629)
Total Non-GAAP Operating Expense Adjustments	(16,101)	(34,566)	(30,081)	(67,760)

Non GAAP Cash Operating Expenses	$321,492	$329,559	$636,858	$667,705

GAAP Operating Profit	$6,851	$51,146	$52,659	$38,340

Non-GAAP Operating Expense Adjustments, as above	16,101	34,566	30,081	67,760

Non-GAAP Operating Profit	$22,952	$85,712	$82,740	$106,100

GAAP Net Income (Loss) available to common shareholders	($22,288)	$23,887	($164,365)	($176,861)

Non-GAAP Operating Expense Adjustments, as above	16,101	34,566	30,081	67,760

Non-GAAP Net Income (Loss) available to common stockholders	($6,187)	$58,453	($134,284)	($109,101)

Non-GAAP Income (Loss) Per Share basic and diluted	($0.00)	$0.00	($0.00)	($0.00)

Weighted Average Number of Shares Outstanding – Basic	33,372,796	33,372,796	33,372,796	33,372,796
Weighted Average Number of Shares Outstanding – Diluted	33,372,796	38,667,862	33,372,796	33,372,796

(1) Non-Cash depreciation of purchased assets. These are non-cash charges related to assets which can be impacted by the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing costs and performance and therefore exclude such charges when presenting non-GAAP financial measures.

(2) Non-Cash Stock-based compensation expense consists of expense relating to stock-based compensation issued to employees, outside directors and non-employees including stock options, restricted common stock, and warrants. Because of varying available valuation methodologies, subjective assumptions and the fact that these amounts vary in size and timing, we believe that the exclusion of stock-based compensation expense allows for a more accurate comparison of our financial results to previous periods. In addition, we believe it is useful to investors to understand the specific impact of stock-based compensation expenses on our operating results.

About Vycor Medical, Inc.

With corporate headquarters in Boca Raton, FL, Vycor Medical, Inc. (“Vycor”) is a publicly traded company (OTCQB: VYCO) dedicated to providing the medical community with innovative and superior surgical and therapeutic solutions and has a growing portfolio of FDA cleared or registered medical solutions that are changing and improving lives every day. The Company operates two business units: Vycor Medical and NovaVision, both of which adopt a minimally or non-invasive approach.

Vycor Medical’s FDA-cleared ViewSite™ Brain Access System (VBAS) a minimally invasive neurosurgical device designed to improve access to brain lesions while reducing tissue damage and enhancing patient outcomes. The VBAS system has been approved and used in over 350 hospitals in the US and in numerous countries internationally. VBAS is protected by 49 issued and 8 pending patents and has been validated through over 50 peer-reviewed studies. These studies demonstrate that use of VBAS results in: less brain tissue damage; less invasive procedure; improved access and better visibility; and reduced operating and recovery time. For an overview of Vycor Medical’s VBAS see VBAS Video.

NovaVision provides a suite of clinically supported vision rehabilitation therapies aimed at helping patients recover from visual impairments caused by stroke or other brain injury. The Visual Restoration Therapy (VRT) is the only commercialized FDA-cleared therapy for vision rehabilitation following neurological brain damage, making it a unique and important option for patients seeking to regain lost visual capabilities. The complementary NeuroEyeCoach program, clinically supported by a 296-patient study (the largest to date in the neuro visual space), enables dramatic improvements in patients’ ability to detect objects in the visual field by training them to make better eye movements with improvement in over 80% of patients. The NovaVision therapies, while showing a positive impact on these patients’ lives, still require significant development to allow them to successfully address their market potential. For an overview of NovaVision see NovaVision Video.

For the latest information on the company, including media and other coverage, and to learn more, please go online at www.vycormedical.com, www.vycorvbas.com or www.novavision.com.

Safe Harbor Statement

Information in this document constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “forecast”, “anticipate”, “estimate”, “project”, “intend”, “expect”, “should”, “believe”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve, and are subject to known and unknown risks, uncertainties and other factors which could cause Vycor Medical’s actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The risks, uncertainties and other factors are more fully discussed in Vycor Medical’s filings with the U.S. Securities and Exchange Commission. All forward-looking statements attributable to Vycor Medical herein are expressly qualified in their entirety by the above-mentioned cautionary statement. Vycor Medical disclaims any obligation to update forward-looking statements contained in this estimate, except as may be required by law.

Vycor Medical, Inc. Contacts:

951 Broken Sound Parkway, Suite 320

Boca Raton, FL. 33487

(561) 558-2020

info@vycormedical.com

LinkedIn: https://www.linkedin.com/in/vycor-medical-inc/

Instagram: https://www.instagram.com/vycormedical/

Facebook: https://www.facebook.com/Vycor.Nova/

Twitter/X: https://x.com/vycormedical

YouTube: https://www.youtube.com/@vycormedical6049

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